Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 16, 2012, relating to the financial statements of X-Factor Communications, LLC (the “Company”) as of and for the years ended December 31, 2011 and 2010 appearing in the X-Factor Communications Holdings, Inc. filing of Form 8-K dated May 21, 2012 and amended on July 2, 2012.

Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/WithumSmith + Brown, PC
Morristown, New Jersey
December 10, 2012